Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180356

RREEF PROPERTY TRUST, INC.
SUPPLEMENT NO. 15 DATED NOVEMBER 4, 2014
TO THE PROSPECTUS DATED APRIL 4, 2014

This document supplements, and should be read in conjunction with, our prospectus dated April 4, 2014, as supplemented by Supplement No. 13 dated October 3, 2014 and Supplement No. 14 dated October 15, 2014. The purpose of this supplement is to disclose:

•	our daily net asset value per share for our Class A shares and Class B shares for the month of October 2014;
Historical NAV per Share
The following table sets forth the net asset value, or NAV, per share for the Class A and Class B shares of our common stock on each business day for the month of October 2014:

Date	NAV per Class A Share	NAV per Class B Share
October 1, 2014	$12.63	$12.70
October 2, 2014	$12.60	$12.67
October 3, 2014	$12.61	$12.68
October 6, 2014	$12.61	$12.68
October 7, 2014	$12.60	$12.68
October 8, 2014	$12.63	$12.70
October 9, 2014	$12.63	$12.70
October 10, 2014	$12.63	$12.71
October 13, 2014	$12.63	$12.71
October 14, 2014	$12.65	$12.72
October 15, 2014	$12.64	$12.72
October 16, 2014	$12.64	$12.72
October 17, 2014	$12.64	$12.72
October 20, 2014	$12.66	$12.74
October 21, 2014	$12.67	$12.74
October 22, 2014	$12.67	$12.75
October 23, 2014	$12.68	$12.75
October 24, 2014	$12.67	$12.75
October 27, 2014	$12.68	$12.76
October 28, 2014	$12.69	$12.77
October 29, 2014	$12.69	$12.77
October 30, 2014	$12.70	$12.77
October 31, 2014	$12.71	$12.79
Purchases and redemptions of shares of our common stock are made in accordance with our policies as set forth in our prospectus. Our NAV per share is posted daily on our website at www.rreefpropertytrust.com and is made available on our toll-free, automated telephone line at (855) 285-0508.

Please refer to “Net Asset Value Calculation and Valuation Guidelines” in our prospectus for important information about how our NAV is determined. Our NAV per share, which is updated at the end of each business day, along with our prospectus, as supplemented, are available on our website.